News Release Corporate Headquarters One Crown Way Philadelphia, PA 19154-4599

CROWN HOLDINGS COMPLETES SIGNODE ACQUISITION

Philadelphia, PA - April 3, 2018. Crown Holdings, Inc. (NYSE: CCK) announced today that it has completed its previously announced acquisition of Signode Industrial Group Holdings (Bermuda) Ltd., a leading global provider of transit packaging systems and solutions, from The Carlyle Group.

Signode, headquartered in Glenview, Illinois, currently operates in 40 countries across 6 continents, with sales to customers in approximately 60 countries. Its brand names include Signode, Strapex, Orgapack, Fleetwood, Mima, and Angleboard.

About Crown Holdings, Inc.

Crown Holdings, Inc., through its subsidiaries, is a leading supplier of packaging products to consumer marketing companies around the world. World headquarters are located in Philadelphia, PA. For more information, visit www.crowncork.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all other information in this press release consists of forward-looking statements within the meaning of the federal securities laws. These forward-looking statements involve a number of risks, uncertainties and other factors. Important factors that could cause the statements made in this press release or the actual results of operations or financial condition of Crown to differ are discussed under the caption “Forward Looking Statements” in Crown’s Form 10-K Annual Report for the year ended December 31, 2017 and in subsequent filings made prior to or after the date hereof. Crown does not intend to review or revise any particular forward-looking statement in light of future events.

For more information, contact:
Thomas A. Kelly, Senior Vice President and Chief Financial Officer, (215) 698-5341, or
Thomas T. Fischer, Vice President Investor Relations and Corporate Affairs (215) 552-3720